Exhibit 23.3

                                    KPMG LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby give our consent to the incorporation by reference in this Registration Statement on Form F-3 of Cordiant Communications Group plc ("Cordiant") of our report dated September 6, 2000 with respect to the consolidated balance sheet of Morgen-Walke Associates, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report is included in the Form 6-K of Cordiant dated September 25, 2000.

Yours faithfully

KPMG LLP



New York, USA

September 25, 2000